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                                                                    EXHIBIT 23.4

                      [McGLADREY & PULLEN, LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in the Prospectus constituting a part of the Form SB-2 Registration Statement (File No. 333-22727) of Aviation Group, Inc. of our report dated January 24, 1997, relating to the financial statements of Casper Air Service, a Wyoming corporation, as of April 30, 1996 and for each of the two years then ended, which are contained in that Prospectus.


                                          /s/ McGladrey & Pullen, LLP
                                          -------------------------------------
                                              McGLADREY & PULLEN, LLP


Casper, Wyoming
July 2, 1997